Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TC PipeLines GP, Inc., General Partner of TC PipeLines, LP:

We consent to the incorporation by reference in the registration statement (No. 333-156114) on Form S-3 of TC PipeLines, LP of our report dated February 24, 2010, with respect to the consolidated balance sheets of TC PipeLines GP, Inc. as of December 31, 2009 and 2008, which report appears in the December 31, 2009 annual report on Form 10-K of TC PipeLines, LP.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada

February 24, 2010